UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 5, 2007
XO HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

11111 Sunset Hills Road
Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 703-547-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 5, 2007, XO Holdings, Inc. (the “Company”) issued a press release announcing that the Court of Chancery of the State of Delaware has ruled in favor of XO Communications (“XO Communications”) complaint for declaratory judgment and injunctive relief preventing Level 3 from interfering with XO Communications’ business operations and directing Level 3 to specifically perform its duties and obligations under its fiber agreements with XO Communications. Last year, XO Communications filed a complaint with the Court to force Level 3 to cooperate with XO Communications as it lit fiber acquired from Level 3. In its ruling on November 2, 2007, the Court determined that XO Communications has the unfettered right to light fiber it acquired from Level 3 and required Level 3 to provide XO Communications the power and access it needs in order to continue to light fiber for its own network use and use of third party customers.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by XO Holdings, Inc. dated November 5, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.

By: /s/ Gregory Freiberg

Name:	Gregory Freiberg
Title:	Senior Vice President and Chief Financial Officer

Date: November 5, 2007

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release issued by XO Holdings, Inc. dated November 5, 2007